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                                                                    EXHIBIT 10.2

                             EQUITY MARKETING, INC.
                             STOCK OPTION AGREEMENT



               AGREEMENT made as of the _____ day of ___________, 1998, by and between EQUITY MARKETING, INC., a Delaware corporation (the "Company") and ____________ (the "Optionee").

                              W I T N E S S E T H:

               WHEREAS, pursuant to the Equity Marketing, Inc. Stock Option Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock of the Company (the "Common Stock") upon the terms and conditions set forth in this agreement;

               NOW, THEREFORE, the parties hereto agree as follows:

               1. GRANT. The Company hereby grants to the Optionee an option to purchase ____________ shares of Common Stock at a purchase price per share of $_________. This option is intended to be treated as an option which is NOT an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986.

               2. RESTRICTIONS ON EXERCISABILITY. Except as specifically provided otherwise herein, the option will become exercisable in accordance with the following schedule based upon the number of full years of the Optionee's continuous employment or service with the Company or a Subsidiary following the date hereof:


    Full Years of Continuous       Incremental Percentage of       Cumulative Percentage of
       Employment/Service              Option Exercisable             Option Exercisable
    ------------------------       -------------------------       ------------------------





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
    Full Years of Continuous       Incremental Percentage of       Cumulative Percentage of
       Employment/Service              Option Exercisable             Option Exercisable
    ------------------------       -------------------------       ------------------------




No shares of Common Stock may be purchased hereunder unless the Optionee shall have remained in the continuous employ or service of the Company or a Subsidiary for one year from the date hereof. If the Optionee performs services for the Company or a Subsidiary in a capacity other than as a director or employee, then, for purposes hereof, those services will be deemed to be continuous until they are terminated, and they will be deemed to be terminated at the time provided therefor in the consulting or other agreement governing the performance of such services or, if there is no such agreement, at the time the Company notifies the Optionee that it no longer contemplates the utilization of such services. Unless sooner terminated, the option will expire if and to the extent it is not exercised within ten years from the date hereof.

               3. EXERCISE. To the extent exercisable, the option may be exercised in whole or in part by delivering to the Secretary of the Company (a) a written notice specifying the number of shares to be purchased and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations). The exercise price shall be payable in the form of cash or such other forms of consideration as the Committee shall deem acceptable or such other methods of payment as the Committee shall deem acceptable.

               4. RIGHTS AS STOCKHOLDER. No shares of Common Stock shall be sold


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or delivered hereunder until full payment for such shares has been made. The
Optionee shall have no rights as a stockholder with respect to any shares covered by this option until a stock certificate for such shares is issued to him or her. No adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

               5. NONTRANSFERABILITY OF OPTION. This option is not assignable or transferable except upon the Optionee's death to a beneficiary designated by the Optionee or, if no designated beneficiary shall survive the Optionee, pursuant to the Optionee's will and/or the laws of descent and distribution. During an Optionee's lifetime, options may be exercised only by the Optionee, or, in the event of Optionee's Disability (as defined below), the Optionee's guardian or legal representative.

               6. TERMINATION OF SERVICE, DISABILITY OR DEATH. Unless otherwise determined by the Committee, if the Optionee ceases to be employed by or to perform services for the Company or any Subsidiary for any reason other than death or Disability (as defined below), then this option will terminate six months after the date of such termination of employment or service. If the Optionee's employment or service is terminated by reason of the Optionee's death or Disability, then this option will terminate on the date one year after the date of such termination of employment or service. For purposes hereof, the term "Disability" means a determination to that effect under the group long-term disability plan of the Company; provided, however, that in no event will the Optionee be considered to be disabled for purposes of this Agreement if, at the sole discretion of the Committee, the Optionee's disability is a result of intentionally self-inflicted injuries (while sane or insane), alcohol or drug


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abuse, or a criminal act for which the Optionee is convicted or to which the
Optionee pleads guilty or nolo contendere.

               7. SECURITIES RESTRICTIONS. No shares issuable upon the exercise of this option shall be issued and delivered unless and until all applicable registration requirements of the Securities Act of 1933, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

               8. NO EMPLOYMENT RIGHTS. Neither the grant of this option nor its exercise shall (a) confer upon the Optionee any right to continue in the employ of the Company or a Subsidiary, (b) interfere in any way with the rights of the Company or a Subsidiary to terminate such employment at any time for any reason, with or without cause, or (c) interfere with the right of the Company or a Subsidiary to undertake any lawful corporate action. The Optionee acknowledges that he or she is an "employee at will." The provisions of this paragraph 8 are subject to the terms of any employment agreement between the Optionee and the Company (or a Subsidiary).

               9. PLAN GOVERNS. Nothwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan. This Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board or the Committee from time to time pursuant to the Plan.


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The Optionee acknowledges that he or she has received a copy of the Plan prior to the execution of this Agreement.

               10. ADMINISTRATION. The Board or the Committee appointed by the Board to administer the Plan will have full power and authority in its sole discretion to interpret and apply the provisions of this Agreement, and the decision of the Board or the Committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.

               11. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without regard for the conflict of law provisions of any state.

               12. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have such meanings assigned to such terms in the Plan.

               IN WITNESS WHEREOF, this agreement has been executed as of the date first above written.

                                     EQUITY MARKETING, INC.


                                     --------------------------------------
                                     Leland P. Smith
                                     Senior Vice President, General Counsel
                                     and Secretary


                                     --------------------------------------
                                     Optionee


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